Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

PROMISSORY NOTE

$5,000,000	New York, New York
February __. 2017

FOR VALUE RECEIVED, Hudson Bay Master Fund Ltd. (the “Investor”) hereby promises to pay to Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), on the date set forth below, (i) the principal amount of Five Million Dollars ($5,000,000) and (ii) interest on the unpaid principal balance hereof at the rate set forth herein (collectively, the “Obligations”). This Promissory Note (this “Note”) is issued as payment, in part, of the purchase price of that certain Senior Secured Convertible Note of the Company, with an initial aggregate principal amount of $5,000,000 (as such note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the “Convertible Note”), issued pursuant to that certain Securities Purchase Agreement, dated as of February __, 2017, by and among the Company and the investors party thereto (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Securities Purchase Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the Convertible Note. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED, WHETHER BY THE COMPANY, OPERATION OF LAW, COURT ORDER OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE INVESTOR. ANY SUCH PURPORTED ASSIGNMENT OR TRANSFER WITHOUT SUCH CONSENT SHALL BE NULL AND VOID.

1.     Payment of Principal. The principal amount of this Note (the “Principal”), together with all unpaid interest accrued thereon and any other Obligations payable hereunder, shall be due and payable in full upon October __. 2017 (the “Maturity Date”); provided, that the Maturity Date shall be automatically extended by one (1) calendar day for each calendar day after October __, 2017 (the “Scheduled Convertible Note Maturity Date”), if any, that all, or any part, of the Convertible Note remains outstanding.

2.     Payment of Interest. The unpaid Principal balance due hereunder shall bear interest (the “Interest”) at an annual rate equal to 0.61% (the “Interest Rate”). Subject to Sections 3 and 7 below, Interest shall be payable and due upon the Maturity Date. All interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

3.     Prepayment Prior to the Maturity Date.

(a)     Optional Prepayment. The Investor may, at its option at any time after February 28, 2017 (or such earlier date as the Company shall permit any holder of Notes to effect an Optional Prepayment) and from time to time thereafter, prepay, in whole or in part, without premium or penalty, the Obligations under this Note (each, an “Optional Prepayment”).

(b)     Mandatory Prepayment. Upon any Mandatory Prepayment Event (as defined below), the Investor shall promptly prepay such aggregate outstanding Principal of this Note equal to the applicable Mandatory Prepayment Amount (as defined below) with respect to such Mandatory Prepayment Event. (each, a “Mandatory Prepayment”, and together with each Optional Prepayment, each a “Prepayment”).

(c)     Mechanics of Prepayments. All Prepayments hereunder shall be made in cash, by wire transfer, in U.S. dollars and immediately available funds, in accordance with the wire instructions delivered to the Investor by the Company on or prior to such date of such Prepayment. At the option of the Company, prepayments may be made directly to the Company or to such other Persons as the Company may direct in its wire instructions.

(d)     Cancellation of Interest upon Prepayment. Notwithstanding anything herein to the contrary, upon any Prepayment prior to the Maturity Date (including, without limitation, any Mandatory Prepayment), the aggregate cash amount in such Prepayment shall be applied entirely to and against any outstanding Principal under this Note, and any accrued and unpaid Interest with respect to the Principal prepaid shall be automatically cancelled as of the date of such prepayment.

(d)     Definitions. For the purpose of this Note, the following definitions shall apply:

(i)     “Mandatory Prepayment Amount” means, with respect to any given Mandatory Prepayment Event, such amount of cash as specified in the applicable clause of the definition of “Mandatory Prepayment Event” below (or, as applicable, in such valid written notice delivered pursuant to such clause).

(ii)     “Mandatory Prepayment Event” means, as applicable, (i) with respect to any Restricted Principal of the Convertible Note designated to be converted in a Conversion Notice, both (A) the Company’s receipt of such Conversion Notice thereunder executed by the Investor in which all, or any part, of the principal of the Convertible Note to be converted includes any Restricted Principal and (B) the Investor’s receipt from the Company of written confirmation that the Company’s transfer agent (the “Transfer Agent”) has been irrevocably instructed by the Company to deliver to the Investor (or its designee) the shares of Common Stock to be issued pursuant to such Conversion Notice in accordance with Section 3(c) of the Convertible Note (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Investor, whether pursuant to Section 3(c)(ii) of the Convertible Note or otherwise), or (ii), (A) the Investor’s receipt of a valid (unless waived in writing by the Investor) written notice by the Company electing to effect a Mandatory Conversion (as defined in the Convertible Note) of Restricted Principal (as defined in the Convertible Note) (solely with respect to such aggregate amount of Restricted Principal included in such Mandatory Conversion) and (B) the Investor’s receipt from the Company of written confirmation that the Transfer Agent has been irrevocably instructed by the Company to deliver the shares of Common Stock to be issued pursuant to such Mandatory Conversion Notice in accordance with Section 3(f) of the Convertible Note (each, a “Mandatory Prepayment Notice”, and the date thereof, a “Mandatory Prepayment Notice Date”); provided, that, with respect to this clause (ii), no Equity Conditions Failure may exist as of the date of the applicable Mandatory Prepayment (unless waived in writing by the Investor). Notwithstanding the foregoing, the Investor (or its designee) shall not commence a Deposit/Withdrawal at Custodian with respect to such shares of Common Stock to be issued upon conversion of Restricted Principal unless and until the Investor shall have either (x) delivered such Mandatory Prepayment Amount to the Company or (y) delivered evidence to the Company of the delivery of irrevocable instructions to the Investor’s bank, broker or other financial institution to wire such Mandatory Prepayment Amount to the Company from an account with at least an amount of cash or other Eligible Assets (as defined below) equal to such Mandatory Prepayment Amount).

4.     Defaults.

(a)     the Investor shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

(i)     Failure to Pay Principal or Interest. The failure of the Investor to pay, when due, all or any part of any Principal or Interest required to be made hereunder; or

(ii)     Bankruptcy, etc. The Investor shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Investor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for the Investor or for any substantial part of the Investor’s property, or the winding up or liquidation of the Investor’s affairs shall have been ordered; or the Investor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the Investor shall consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days; or the Investor shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for the Investor or for any substantial part of the Investor’s property, or make any general assignment for the benefit of creditors.

(b)     Consequence of Default. Upon the occurrence of a Default, the outstanding Obligations hereunder shall, at the option of the Company, become immediately due and payable. Notwithstanding the foregoing, if there shall occur a Default under Section 4(a)(ii) above, the entire outstanding Obligations hereunder, shall automatically become immediately due and payable without any action on the part of the Company. Upon the occurrence of a Default, the Company shall also have all the rights and remedies of a secured party on default under Article 9 of the Uniform Commercial Code of the State of New York with respect to the Collateral (as hereinafter defined).

5.     Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows as of the date hereof: (a) the Investor has the power and authority to execute, deliver and perform all obligations in accordance herewith; (b) the execution, delivery and performance by the Investor of this Note are within the Investor's legal powers, and do not contravene any law or any contractual restriction binding on or affecting the Investor; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Investor of this Note; (d) this Note constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to the Investor's knowledge, threatened action or proceeding affecting the Investor before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of the Investor.

6.     Security.

(a)     Grant of Security Interest. As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), the Investor hereby pledges and grants a security interest to the Company in all of the Investor’s right, title, and interest in and to, initially at least $5,000,000, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country (the “Eligible Assets”) held by the Investor in the bank or brokerage account described on Schedule I attached hereto (the “Collateral”, and such account, the “Collateral Account”), subject to reduction upon any reduction, offset or cancellation of this Note. So long as any Restricted Principal (as defined in the Convertible Note) remains outstanding under the Convertible Note, the Investor shall keep Collateral in the Collateral Accout with a fair market value of at least the amount of Restricted Principal then outstanding.

(b)     Change in Collateral Account. The Investor may, with at least five (5) Trading Days’ notice to the Company, move the Collateral to an account or accounts of the Investor (the “New Collateral Account”) to a new account or accounts at a financial institution selected by the Investor, (but if such financial institution is not listed as a permitted financial institution on Schedule II attached hereto, subject to the consent of the Company, not to be unreasonably withheld), and upon such move, such New Collateral Account shall be the Collateral Account for all purposes hereunder.

7.     Offset Rights.

(a)     Investor Optional Offset. Notwithstanding anything herein to the contrary, Investor may, on or after March 1, 2017, at any time an Equity Conditions Failure then exists, at its option, at its sole discretion, satisfy all, or any part, of any Principal (and related accrued and unpaid Interest hereunder) in full by the surrender and concurrent cancellation of such portion of the outstanding obligations under the Convertible Note equal to such portion of Principal being satisfied hereunder (each, an “Investor Optional Offset”). Upon any Investor Optional Offset, any accrued and unpaid Interest with respect to such portion of Principal being satisfied in such Investor Optional Offset shall be automatically cancelled as of the date of such Investor Optional Offset. Each Investor Optional Offset shall be effective upon the date the Investor delivers notice to the Company of the Investor’s election to effect such Investor Optional Offset.

(b)     Redemption Offset. Notwithstanding anything herein to the contrary, at the option of the Company, the Company may reduce the Principal by any cash amount then due and payable by the Company to the Investor under the Convertible Note (after which such cash amount shall be deemed to have been paid in full under the Convertible Note) (a “Redemption Offset”). Upon any Redemption Offset, any accrued and unpaid Interest with respect to such portion of Principal being satisfied in such Redemption Offset shall be automatically cancelled as of the date of such Redemption Offset. Each Redemption Offset shall be effective upon the date the Company delivers notice to the Investor of the Company’s election to effect such Redemption Offset.

(c)     Event of Default Offset. Notwithstanding anything herein to the contrary, Investor may, at any time on or after the occurrence of any Event of Default under the Convertible Note, but prior to the date of cure thereof, at its sole discretion, satisfy all, or any part, of any Principal (and related accrued and unpaid Interest hereunder) in full by the surrender and concurrent cancellation of such portion of the outstanding obligations under the Convertible Note equal to such portion of Principal being satisfied hereunder (each, an “Event of Default Offset”). Upon any Event of Default Offset, any accrued and unpaid Interest with respect to such portion of Principal being satisfied in such Event of Default Offset shall be automatically cancelled as of the date of such Event of Default Offset. Each Event of Default Offset shall be effective upon the date the Investor delivers notice to the Company of the Investor’s election to effect such Event of Default Offset.

(d)     Automatic Set-off Upon any Bankruptcy Event of Default. Notwithstanding anything herein to the contrary, upon any Bankruptcy Event of Default under the Convertible Note, all Principal (and related accrued and unpaid Interest hereunder) shall be automatically satisfied in full by the deemed automatic surrender and concurrent cancellation of the outstanding obligations under the Convertible Note equal to such portion of Principal being satisfied hereunder (each, a “Bankruptcy Event of Default Offset”, and together with the Investor Optional Offset, and Event of Default Offset, the “Investor Offset Rights”). Upon any Bankruptcy Event of Default Offset, any accrued and unpaid Interest with respect to such portion of Principal being satisfied in such Bankruptcy Event of Default Offset shall be automatically cancelled as of the date of such Bankruptcy Event of Default Offset. Each Bankruptcy Event of Default Offset shall be effective upon the date of the earliest occurrence of a Bankruptcy Event (as defined in the Convertible Note) under the Convertible Note.

(e)     Automatic Offset Upon Prohibited Transfers of this Note. If for any reason, this Note or any interest herein is pledged, assigned or transferred to any Person other than the Company without the prior written consent of the Investor, whether by contract, operation of law, court order or otherwise (each, a “Prohibited Transfer”), (i) all of the outstanding Principal shall be automatically deemed satisfied in full, (ii) 75% of the remaining Restricted Principal of the Convertible Note shall be automatically cancelled (with the remaining 25% of the Restricted Principal of the Convertible Note automatically becoming unrestricted principal thereunder), (iii) all accrued and unpaid Interest payable hereunder shall be automatically cancelled and (iv) this Note shall be deemed to be paid in full and shall be null and void.

(f)     Investor Offset Rights; Single Integrated Transaction. The Company hereby acknowledges and agrees that (i) the Investor shall be entitled to exercise the Investor Offset Rights through any means permissible under applicable law, including without limitation, set-off and recoupment and (ii) the Obligations of the Investor hereunder and the obligations of the Company under the Convertible Note issued pursuant to the Securities Purchase Agreement arise in a single integrated transaction and constitute related and interdependent obligations within such transaction.

8.     Miscellaneous.

(a)     Full Recourse. The parties hereby acknowledge and agree that this Note is a full recourse obligation of the Investor.

(b)     No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by the Company and the Investor.

(c)     Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)     No Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority (a “Severability Event”), this entire Note shall be automatically terminated and shall thereafter be null and void and all remaining payment obligations hereunder of the Investor to the Company shall be automatically cancelled, ab initio.

(e)     Currency. Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to the Company at the address of the Company, or at such other address as may be specified in a written notice to the Investor given by the Company. The Company has provided the Investor with wire transfer instructions pursuant to which payments may be made under this Note and such wire transfer instruction shall be valid for the entire period of this Note.

(f)     Weekend; Holidays.     If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the State of New York, such payment shall be made on the next succeeding business day in the State of New York.

(g)     Usury. If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the Principal balance of this Note and applied to the same and not to the payment of Interest.

(h)     Remedies. No delay or omission on the part of the Company in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

(i)     Waiver of Presentment. The Investor hereby waives presentment, diligence, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

HUDSON BAY MASTER FUND LTD

By:
Name:
Title:

Agreed and accepted as of
this ___ day of February, 2017 by:

HELIOS AND MATHESON ANALYTICS INC.

By:
Name:
Title:

Schedule I

Collateral Account

Hudson Bay Master Fund Ltd, sub account 752-005007 at Fidelity Investments.

Schedule II

Permitted Financial Institutions

UBS AG or any of their affiliates

Citibank NA or any of their affiliates

Bank of America Merrill Lynch or any of their affiliates

Deutsche Bank, AG or any of their affiliates

Fidelity Investments, FMR LLC or any of their affiliates

Morgan Stanley or any of their affiliates

First Republic Bank or any of their affiliates